August 15, 2012	Exhibit 99.1

FSP 50 South Tenth Street Corp.

FSP 50 South Tenth Street Corp. (the "Company") has declared a dividend in the amount of $715 per share of preferred stock, representing property operations for the quarter ended June 30, 2012. The dividend will be payable on August 29, 2012 and will be paid directly by the Company. NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company owns and operates a twelve-story, multi-tenant Class “A” building containing approximately 486,000 square feet of office and retail space located in the central business district (“CBD”) of Minneapolis, Minnesota. The property’s occupancy for the second quarter of 2012 was approximately 98.7%. According to CBRE (our leasing agent at the property), Class “A” office occupancy for the broader Minneapolis CBD as of June 30, 2012 was approximately 86.9%.

As communicated to you previously, the Company entered into a new lease with Target Corporation whereby Target extended and expanded its existing lease of space at the property, effectively leasing 100% of the property’s office space (449,233 square feet) for approximately 18 years through March 31, 2030 with no early termination rights. The Company’s management believes that the newly-consummated long-term lease with Target creates potentially meaningful value for shareholders. A steadier source of operating cash flow could be distributed as dividends, while allowing time for the broader Minneapolis CBD commercial office/investment market to more fully recover to higher occupancy and rental-rate levels, which, hopefully, will result in the property becoming more attractive to potential institutional property investors.

Successfully transforming the Company’s property from an asset that risked a possible foreclosure due to the potential of not being able to refinance the original $76.2 million loan that was maturing on December 31, 2011 to its current stable position has required effort and capital.

More recently, on July 27, 2012, the Company replaced the $106.2 million bridge loan on the property with a five-year interest-only loan from Bank of America, N.A. and RBS Citizens, National Association. The Company was able to fix the interest rate on the new loan at 2.87% per annum. Covenants associated with the new permanent loan require the Company to maintain at least $6 million in cash reserves. The total cash reserves raised as part of the original syndication in 2006 were $7 million. As of June 30, 2012, those cash reserves were approximately $5.8 million. Funds for legal fees, loan fees, mortgage recording fees, etc., were used over the last six months to effect the new Target lease and new debt financing. The Company not only needs to build cash reserves back up to the required $6 million level, we believe that it is also necessary and prudent to reserve in excess of that amount in light of the potential needs for ongoing leasing costs of the property’s retail space and property capital expenditures not covered by existing tenant lease obligations.

It is important for shareholders to understand that the projected operating cash flow from the property over the next five years will be in excess of the first five-year period of ownership. However, until prudent cash reserve levels are replenished, we anticipate that dividends will be somewhat reduced from average levels of the past five years.

The Company is estimating dividend distributions for the balance of 2012 and 2013 as follows:

QUARTER	ESTIMATED DIVIDEND	ESTIMATED DIVIDENDS	ESTIMATED ANNUALIZED
	PER SHARE	PAID	YIELD

3rd quarter 2012	$1,095	$766,500	4.4%
4th quarter 2012	$1,290	$903,000	5.2%
1st quarter 2013	$1,290	$903,000	5.2%
2nd quarter 2013	$1,290	$903,000	5.2%
3rd quarter 2013	$1,290	$903,000	5.2%
4th quarter 2013	$1,290	$903,000	5.2%

Dividend amounts and cash reserves will be constantly evaluated for levels that best balance current shareholder distributions and required/prudent property capital needs and adjusted as deemed appropriate. Although we believe that the estimated dividend distributions contained in this letter are reasonable, neither the Company nor management can guarantee future dividend levels. The Company’s Board of Directors is ultimately responsible for making (or not making) a dividend declaration.

It is important to remember that if the property is ultimately sold or refinanced again, net cash reserves kept at the Company will be distributed to shareholders upon sale and/or may be used to reduce new loan financing amounts. The point is that the property is generating more operating cash flow today than ever before; and, one way or the other, all of that net cash flow should benefit the shareholders.

Management will continue to monitor the property’s performance and market conditions and evaluate future opportunities for the property, including a sale. Of course, any sale of the property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock and review by the U.S. Securities and Exchange Commission.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

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George J. Carter

President – FSP 50 South Tenth Street Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001379075

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 50 South (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

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FSP 50 South Tenth Street Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(11/08-12/31)
12/31/2006	$900	$630,000	6.0%
2006				$900
3/31/2007	$1,751	$1,225,700	7.0%
6/30/2007	$1,752	$1,226,400	7.0%
9/30/2007	$1,757	$1,229,900	7.0%
12/31/2007	$1,764	$1,234,800	7.1%
2007				$7,924
3/31/2008	$1,857	$1,299,900	7.4%
6/30/2008	$1,750	$1,225,000	7.0%
9/30/2008	$1,750	$1,225,000	7.0%
12/31/2008	$1,750	$1,225,000	7.0%
2008				$15,031
3/31/2009	$1,750	$1,225,000	7.0%
6/30/2009	$1,750	$1,225,000	7.0%
9/30/2009	$1,750	$1,225,000	7.0%
12/31/2009	$1,750	$1,225,000	7.0%
2009				$22,031
3/31/2010	$1,750	$1,225,000	7.0%
6/30/2010	$1,750	$1,225,000	7.0%
9/30/2010	$1,750	$1,225,000	7.0%
12/31/2010	$1,750	$1,225,000	7.0%
2010				$29,031
3/31/2011	$1,750	$1,225,000	7.0%
6/30/2011	$1,750	$1,225,000	7.0%
9/30/2011	$0	$0	0.0%
12/31/2011	$0	$0	0.0%
2011				$32,531
3/31/2012	$715	$500,500	2.9%
6/30/2012	$715	$500,500	2.9%
2012				$33,961

*Yield based on original offering amount of $70,000,000 and $100,000/share

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Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

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